SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2011 (April 27, 2011)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 27, 2011, the Company’s shareholders approved the Synovus Financial Corp. 2011 Director Stock Purchase Plan (the “2011 Plan”). The 2011 Plan will be effective as of June 1, 2011. The 2011 Plan provides Synovus’ directors and members of Synovus’ local divisional advisory boards with a means to purchase Synovus common stock in the open market. Participants in the 2011 Plan receive a matching contribution percentage from Synovus of 0% to 50% of each eligible participant’s voluntary contribution to the 2011 Plan, with the exact matching contribution percentage to be set from time to time by the Synovus Board of Directors. All shares of Synovus common stock purchased under the 2011 Plan will be purchased in the open market, and Synovus will not directly issue any shares under the 2011 Plan.

Concurrently with the effectiveness of the 2011 Plan, the Synovus Financial Corp. Director Stock Purchase Plan (the “Old Plan”) shall terminate, with the remaining assets of such Old Plan rolling into the 2011 Plan. A copy of the 2011 Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2011 annual shareholders’ meeting was held on April 27, 2011. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The proposal was to elect as directors the sixteen nominees named in the proxy statement for Synovus’ 2011 Annual Meeting of Shareholders.

Nominee	Votes For	Votes Against	Abstentions
Catherine A. Allen	2,856,699,813	69,966,158	8,804,966
Richard E. Anthony	2,877,365,219	52,466,179	5,639,539
James H. Blanchard	2,877,243,776	52,128,994	6,098,167
Richard Y. Bradley	2,872,934,364	56,838,554	5,698,019
Frank W. Brumley	2,731,658,973	195,141,241	8,670,723
Elizabeth W. Camp	2,883,411,096	44,688,040	7,371,801
T. Michael Goodrich	2,852,647,458	74,458,453	8,365,026
V. Nathaniel Hansford	2,848,323,146	78,760,989	8,386,802
Mason H. Lampton	2,847,539,344	79,567,896	8,363,697
Lynn Page	2,877,626,704	49,200,963	8,643,270
Joseph J. Prochaska, Jr.	2,889,910,563	36,698,436	8,861,938
J. Neal Purcell	2,888,706,402	39,509,482	7,255,053
H Kessel D. Stelling, Jr.	2,881,874,144	47,669,938	5,926,855
Melvin T. Stith	2,870,284,687	56,855,489	8,330,761
Philip W. Tomlinson	2,831,252,127	96,579,717	7,639,093
James D. Yancey	2,879,481,459	50,054,059	5,935,419

There were 155,049,583 broker non-votes for each director on this proposal.

Proposal 2

The proposal was to approve the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,817,590,024	105,655,174	12,225,739	155,049,583

Proposal 3

The proposal was to approve the 2010 Tax Benefits Preservation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,993,873,806	930,069,222	11,527,909	155,049,583

Proposal 4

The proposal was to approve the Synovus Financial Corp. 2011 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,200,082,576	724,552,747	10,835,614	155,049,583

Proposal 5

The proposal was to approve the Synovus Financial Corp. 2011 Director Stock Purchase Plan.

Votes For	Votes Against	Abstention	Broker Non-Votes
2,168,991,038	754,226,665	12,253,234	155,049,583

Proposal 6

The proposal was to ratify the appointment of KPMG LLP as Synovus’ independent auditor for the fiscal year ended December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,054,743,317	26,721,291	9,055,912	0

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Synovus Financial Corp. 2011 Director Stock Purchase Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: May 3, 2011	By:	/s/ Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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